UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2017

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Philip Morris International Inc. (the “Company”) today announced organizational changes that impact its named executive officers as follows:

Jacek Olczak, age 52, currently Chief Financial Officer, is appointed Chief Operating Officer, and Martin King, age 53, currently, President, Asia Region, is appointed Chief Financial Officer. The foregoing changes will be effective January 1, 2018.

Messrs. Olczak and King have been employed by the Company in various capacities during the past five years.

The compensation of Messrs. Olczak and King in their new roles will be determined by the Compensation and Leadership Development Committee of the Board of Directors at a later date and promptly announced at that time.

The Company’s organizational changes are further described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference to this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 1, 2018, the Board of Directors amended Article IV, Sections 1, 7, 8, 9 and 10 and Article V, Sections 1, 2 and 3 of its Amended and Restated By-Laws, and made other administrative amendments in these Articles, in order to set forth the office of chief operating officer and otherwise reflect organizational changes described in Item 5.02 of this Current Report on Form 8-K. The Company’s Amended and Restated By-Laws are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference to this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws of Philip Morris International Inc. (effective as of January 1, 2018)
99.1	Press Release dated September 28, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: September 28, 2017